Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Merchants Bancshares, Inc. (the "Company") for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Janet P. Spitler, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. [SECTION]1350, as adopted pursuant to [SECTION]906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Merchants Bancshares, Inc.

By:	/s/ Janet P. Spitler

Janet P. Spitler
Chief Financial Officer & Treasurer

March 09, 2005

Date

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